BROWN, CUMMINS & BROWN CO., L.P.A.
                                ATTORNEYS AND COUNSELORS AT LAW
                                       3500 CAREW TOWER
J. W. BROWN (1911-1995)                 441 VINE STREET        JOANN M. STRASSER
JAMES R. CUMMINS                     CINCINNATI, OHIO 45202  AARON A. VANDERLAAN
ROBERT S BROWN                     TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN              TELECOPIER (513) 381-2125        OF COUNSEL
LYNNE SKILKEN                                                   GILBERT BETTMAN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN




                                                      July 21, 1999


Securities Management & Timing Funds
620 Woodmere Avenue, Suite B
Traverse City, Michigan 49686


Gentlemen:

         A legal opinion that we prepared was filed with your Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                          Very truly yours,

                                          /s/ Brown, Cummins & Brown Co., L.P.A.
                                          Brown, Cummins & Brown Co., L.P.A.

BCB/jlm